Exhibit 4.30

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. __________

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

LEADING BIOSCIENCES, INC.

THIS CERTIFIES that, for value received, [___________________] is entitled to purchase from Leading BioSciences, Inc., a Delaware corporation (the “Corporation”), subject to the terms and conditions hereof, [__________] shares (the “Warrant Shares”) of common stock, no par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Subject to the provisions of Section 9 below, this Warrant shall expire at 5:00pm Pacific time on [___________] (the “Termination Date”).

1.        Exercise of Warrants.

(a) The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price equal to $[___] per share, subject to adjustment as provided herein (the “Exercise Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Exercise Price for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

(b)       The exercise price may be paid in lawful money of the United States by cashier’s check or wire transfer or exercised by means of a “cashless exercise” at any time prior to the Termination Date. If paying the exercise price by means of a “cashless exercise,” the Holder of this Warrant shall surrender this Warrant (the “Warrant Exchange”) at the principal office of the Corporation, accompanied by a notice stating such Holder’s intent to affect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the “Exchange Date”). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Current Market Price (as hereinafter defined) of one share of Common Stock on the trading day preceding the date on which the Corporation receives the Notice of Exchange;

(B) = the exercise price of this Warrant, as adjusted; and

(X) = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

The “Current Market Price” shall be determined as follows:

(a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the Current Market Price shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

(b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

(c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined from time to time by the Board of Directors of the Corporation, subject to the objection and arbitration procedure as described in Section 8 below.

2.        Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3.        No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4.        Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with an assignment agreement in form and substance satisfactory to the Corporation and properly endorsed for transfer.

5.       Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a)        Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(b)       Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares proportionately reduced.

(c)       Fractional Shares. No fractional Warrant Shares shall be issued upon exercise of this Warrant as a result of any of the adjustment as set forth in this Section 5. Instead, the number of Warrant Shares issuable upon exercise of this Warrant shall be rounded to the nearest whole number.

6.        Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

7.        Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of California. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.        Arbitration. The Corporation and the Holder, and by receipt of this Warrant or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference arising out of or in connection with this Warrant or the Warrant Shares, including, without limitation, the application of this Section to arbitration in San Diego, California administered by the American Arbitration Association (“AAA”) according to the commercial arbitration rules of the AAA as from time to time in force.  This agreement to arbitrate shall be specifically enforceable, and judgment on any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.  Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party.  The parties agree to abide by all awards rendered in any such proceeding. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

9.        Early Termination. In the event of, at any time while this Warrant is outstanding, a Liquidation Event occurs, the Corporation shall provide to the Holder ten (10) days advance written notice of such Liquidation Event and this Warrant shall be deemed exercised on a cashless basis pursuant to Section 1(b) immediately prior to the date such Liquidation Event is consummated. “Liquidation Event” shall mean an initial public offering of the Corporation’s stock or a dissolution, liquidation or winding up of the Corporation, including, without limitation, those events deemed to constitute a dissolution, liquidation or winding up of the Corporation pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date below.

Leading BioSciences, Inc.

By:________________________________

Date: